UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 5, 2018
PROVIDENT FINANCIAL SERVICES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31566	42-1547151
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

239 Washington Street, Jersey City, New Jersey		07302
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code 732-590-9200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 7.01    Regulation FD Disclosure.
In its earnings release and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, Provident Financial Services, Inc. (the “Company”) disclosed that it had established a specific reserve of $2.5 million with respect to a $15.4 million credit to a commercial borrower that filed a Chapter 7 petition in bankruptcy on March 27, 2018 for a liquidation of assets. The Company also cautioned that additional reserves for this credit could be required in the future.
Based on further information obtained from the bankruptcy proceeding during the second quarter, the Company believes that the extent and value of inventory securing repayment of the credit, as well as the accounts receivable pledged to the Company as collateral were overstated by the borrower. Accordingly, the Company expects that an additional reserve for the remaining balance of this credit will be required, and that its net income for the quarter ended June 30, 2018 will be reduced by an amount up to $9.3 million, after tax, or up to $0.14 per diluted share.
The Company continues to work with the U.S. Bankruptcy Trustee to sell by auction the borrower’s inventory and equipment, and to collect those accounts receivable which are determined to be bona fide. Further, the Company has obtained a judgment against the two individual guarantors of this credit. However, the Company is unable to quantify the extent of any recoveries that it may realize as a secured lender in this bankruptcy liquidation, or as a result of its collection actions on the judgment obtained against the guarantors.
The Company believes that this impaired loan is not indicative of a deterioration of credit in its overall loan portfolio. The Company’s credit quality metrics remain strong.
The information contained in this Form 8-K provided under Item 7.01 is being furnished and shall not be deemed “filed”, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, unless expressly incorporated by specific reference in such filing.
Forward Looking Statements
Certain statements contained herein are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statement may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may”, “will”, “believe”, “expect”, “estimate”, “project”, “intend”, “anticipate”, “continue”, or similar terms or variations of those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including those described in the “Risk Factors” section of our Annual Report on Form 10-K, and with respect to the credit and the expected reserve described in this current report, that further information may become available through the bankruptcy proceeding prior to the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.
The Company cautions readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company also advises readers that the factors listed above could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not have any obligation to update any forward-looking statements to reflect any subsequent events or circumstances after the date of this statement.

Item 9.01.    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired. Not applicable.

(b)	Pro Forma Financial Information. Not applicable.

(c)	Shell Company Transactions. Not applicable.

(d)	Exhibits. Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PROVIDENT FINANCIAL SERVICES, INC.

DATE: July 5, 2018	By:/s/ Christopher Martin
Christopher Martin
Chairman, President and Chief Executive Officer